UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 18, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On September 18, 2017, Coca‑Cola Bottling Co. Consolidated (the “Company”) and its non-wholly owned subsidiary, Piedmont Coca‑Cola Bottling Partnership (“Piedmont”), entered into two agreements: (i) a Fifth Amended and Restated Promissory Note (the “Promissory Note”) pursuant to which the Company agreed to provide a $100 million revolving line of credit to Piedmont and (ii) a Revolving Credit Loan Agreement (the “Revolving Loan Agreement”) pursuant to which the Company may borrow, repay and re‑borrow up to $200 million pursuant to a revolving credit line provided by Piedmont in such amounts as the Company may from time to time request and Piedmont has available for borrowing.

Piedmont is a joint venture between the Company and The Coca‑Cola Company, where the Company owns approximately 77.3%.  Piedmont was formed in 1993 to distribute and market nonalcoholic beverages primarily in portions of North Carolina and South Carolina.  The Company provides a portion of the nonalcoholic beverage products to Piedmont at cost and receives a fee for managing the operations of Piedmont pursuant to a management agreement.  Given that Piedmont is a consolidated subsidiary of the Company, the Company and Piedmont entered into the Promissory Note and the Revolving Loan Agreement to optimize efficient sourcing of capital for both parties.

Fifth Amended and Restated Promissory Note.  The Promissory Note amended and restated the Fourth Amended and Restated Promissory Note, dated December 11, 2015 (the “Prior Note”), by and between the Company and Piedmont, and provides that all principal and interest outstanding under the Prior Note became outstanding principal and interest under the Promissory Note.  The Promissory Note matures on December 31, 2019 with automatic one-year renewal periods unless either the Company or Piedmont provides 10 days’ prior written notice of cancellation to the other party before any such one-year renewal period begins.

Piedmont may borrow, repay and re-borrow under the Promissory Note in an aggregate amount not to exceed $100 million.  Piedmont may prepay outstanding credit loans owed under the Promissory Note, in whole or in part, at any time, without premium or penalty.  Outstanding credit loans under the Promissory Note bear interest at a rate per annum equal to (i) the Company’s average monthly cost of borrowing (taking into account all indebtedness of the Company and its consolidated subsidiaries) as determined as of the last business day of each calendar month plus (ii) 0.5%, with such interest payable monthly.

The Promissory Note contains events of default, which include (i) the failure of Piedmont to make required principal or interest payments when due; (ii) an assignment by Piedmont for the benefit of creditors, Piedmont’s admitting in writing its inability to pay its debts, and certain bankruptcy and similar petitions and answers made by Piedmont; (iii) an involuntary bankruptcy filing or similar proceeding initiated against Piedmont which is not dismissed within 60 days; and (iv) uncured breaches of the Promissory Note by Piedmont.  Upon the occurrence of an Event of Default (as defined in the Promissory Note), the Company may terminate its obligations to make revolving credit loans under the Promissory Note and require Piedmont to immediately repay all outstanding amounts under the Promissory Note.  Upon a sale of all or substantially all of the assets of Piedmont or an extraordinary corporation transaction, such as a transaction pursuant to which any person or group of persons acquires at least 50% of the voting power of Piedmont or in which Piedmont is not the surviving entity, the Company may terminate its obligations to make revolving credit loans under the Promissory Note and require Piedmont to immediately repay all outstanding amounts under the Promissory Note.

Revolving Credit Loan Agreement.  Loans made to the Company by Piedmont under the Revolving Loan Agreement are evidenced by a Demand Short-Term Promissory Note to be provided by the Company to Piedmont.  The line of credit available to the Company under the Revolving Loan Agreement terminates on December 31, 2022 with automatic one-year renewal periods unless a demand for payment of any amount borrowed by the Company is made by Piedmont prior to any such termination date.  The Revolving Loan Agreement may be terminated by either party on 30 days’ prior written notice to the other party.

The Company is required to repay the amounts borrowed under the Revolving Loan Agreement upon the demand of Piedmont (as determined in Piedmont’s sole and absolute discretion), and the Company has the option to repay, in whole or in part, at any time and from time to time prior to any demand by Piedmont, any amounts borrowed under the Revolving Loan Agreement.  In the event that Piedmont reduces the amount the Company is permitted to borrow under the Revolving Loan Agreement and, as a result, the outstanding borrowings under the Revolving Loan Agreement exceed the amount the Company is permitted to borrow thereunder, upon notice or demand from Piedmont, the Company is required to repay such excess amount to Piedmont.

The unpaid principal amounts borrowed under the Revolving Loan Agreement will bear interest (which will be adjusted monthly and computed on the basis of a year consisting of 365 days) on a monthly basis at a rate that is the average rate for the month on commercial paper with a 30-day maturity, which has been rated Al by Standard & Poor’s and P1 by Moody’s Investors Service. The Revolving Loan Agreement requires the Company to reimburse Piedmont upon demand for all reasonable expenses, including reasonable attorney fees, incurred by Piedmont in the preparation, negotiation and execution of the Revolving Loan Agreement and in enforcing the Company’s obligations thereunder.

The foregoing descriptions of the Promissory Note and Revolving Loan Agreement are qualified in their entirety by reference to the full text of such agreements and the exhibits thereto, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8‑K and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporated By Reference To
4.1	Fifth Amended and Restated Promissory Note, dated as of September 18, 2017, by and between the Company and Piedmont Coca‑Cola Bottling Partnership.	Filed herewith.
4.2	Revolving Credit Loan Agreement, dated as of September 18, 2017, by and between Piedmont Coca‑Cola Bottling Partnership and the Company.	Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: September 19, 2017	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary